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                                                                     EXHIBIT K11

DATE:                Sep 28, 2001

TO:                  (THE) NEW AMERICA HIGH INCOME FUND, INC.
ATTN:                ELLEN TERRY
FAX:                 (617) 263-6402
PHONE:               (617) 263-6400


FROM:                Fleet National Bank
ATTN:                Derivatives Confirmation Unit
FAX:                 (617) 434-4284
PHONE:               (617) 434-2686 or (617) 434-7878

                     INTEREST RATE SWAP
RE:                  Our Ref:  70774FB/205459



The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Fleet National Bank and (THE) NEW AMERICA HIGH INCOME FUND, INC. on the Trade Date specified below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and provisions in this Confirmation, this Confirmation will govern.

1. This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms a part of and is subject to, the ISDA Master Agreement dated as of 02/10/94, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:


           Trade Date                    :   Sep 27, 2001

           Effective Date                :   Oct 01, 2001

           Termination Date              :   Oct 01, 2006 subject to
                                             adjustment in accordance with the
                                             Modified Following Business Day
                                             Convention.

           Notional Amount               :   USD 105,000,000.00


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      Floating Amounts

           Floating Rate Payer           :   Fleet National Bank

           Floating Rate Payment Dates   :   Monthly on the 1st, commencing
                                             Nov 01, 2001 and ending on the
                                             Termination Date subject to
                                             adjustment in accordance with the
                                             Modified Following Business Day
                                             Convention.

           Floating Rate for initial     :   2.638750%
           Calculation Period

           Floating Rate Option          :   USD-LIBOR-BBA

           Designated Maturity           :   1 month

           Spread                        :   None

           Floating Rate Day Count       :   ACTUAL / 360
           Fraction

           Floating Rate Reset Dates     :   The first Business Day of each
                                             Calculation Period

           Compounding                   :   Inapplicable

           Business Days                 :   New York and London

           Fixed Rate Payment Dates      :   Monthly on the 1st, commencing
                                             Nov 01, 2001 and ending on the
                                             Termination Date subject to
                                             adjustment in accordance with the
                                             Modified Following Business Day
                                             Convention.

           Fixed Rate                    :   4.500000%

           Fixed Rate Day Count Fraction :   ACTUAL / 360

           Business Days                 :   New York and London

           Calculation Agent             :   Fleet National Bank

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      3.   Settlement Instructions

           Payments to (THE) NEW AMERICA HIGH INCOME FUND, in USD

           To                           :   STATE ST. BANK & TRUST CO ABA:
                                             011000028

           Favor Of                     :   (THE) NEW AMERICA HIGH INCOME
                                             FUND, 2B01

           Payments to Fleet National Bank in USD

           To                           :   Fleet National Bank ABA: 011000138
           Favor Of                     :   Fleet National Bank
           Account Number               :   1026103-29480

       Contact Instructions

           Fleet National Bank:         :   Tel: (617) 434-7953
           Resets/Payments
                                            Fax: (617) 434-3588
                        Confirmations       Tel: (617) 434-2686
                                            Fax: (617) 434-4284

            (THE) NEW AMERICA HIGH          Tel: (617) 263-6400
            INCOME FUND, INC.:
                                            Fax: (617) 263-6402


Very truly yours,

Fleet National Bank

By:  /s/ BRIAN FEHRENDACH                              By:  /s/ RICHARD AIDALA
   ---------------------------------                       --------------------
     Name:                                                  Name:
     Title:                                                 Title:

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Agreed and accepted as of the date first above written: (THE) NEW AMERICA
HIGH INCOME FUND, INC.


By:/s/ ELLEN E. TERRY
   --------------------------
     Name: Ellen E. Terry
     Title: Vice President

PLEASE COUNTERSIGN AND FAX TO: (617) 434-4284
ATTN: Derivatives Confirmations
REQUEST CORRECTIONS: (617) 434-2686
Please be advised telephone calls may be recorded to ensure transaction accuracy.



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